EXHIBIT A
                           (AS OF FEBRUARY 15, 2011)



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First Trust STOXX European Select Dividend Index Fund
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First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund
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First Trust Dow Jones Global Select Dividend Index Fund
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First Trust ISE Global Wind Energy Index Fund
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First Trust ISE Global Engineering and Construction Index Fund
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First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund
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First Trust ISE Global Copper Index Fund
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First Trust ISE Global Platinum Index Fund
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First Trust BICK Index Fund
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First Trust NASDAQ CEA Smartphone Index Fund
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